Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in SBT Bancorp, Inc.’s Registration Statement No. 333-137514 on Form S-8, Registration Statement No. 333-177094 on Form S-3 and Registration Statement No. 333-174339 on Form S-8 of our report dated March 5, 2014 with respect to the consolidated financial statements of SBT Bancorp, Inc. which is incorporated by reference in Form 10-K of SBT Bancorp, Inc. for the year ended December 31, 2013.

West Peabody, Massachusetts
March 28, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in SBT Bancorp, Inc.’s Registration Statement No. 333-137514 on Form S-8, Registration Statement No. 333-177094 on Form S-3 and Registration Statement No. 333-174339 on Form S-8 of our report dated March 5, 2014 with respect to the consolidated financial statements of SBT Bancorp, Inc. which is incorporated by reference in Form 10-K of SBT Bancorp, Inc. for the year ended December 31, 2013.

/s/SHATSWELL, MacLEOD & COMPANY, P.C.
SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 28, 2014